Exhibit 8.1

SUBSIDIARIES

Subsidiary	Country of Incorporation	Percentage Ownership
Galveston Navigation Inc.	Marshall Islands	100%
Beaumont Navigation Inc.	Marshall Islands	100%
Carrolton Navigation Inc.	Marshall Islands	100%
Decatur Navigation Inc.	Marshall Islands	100%
Elgin Navigation Inc.	Marshall Islands	100%
Fulton Navigation Inc.	Marshall Islands	100%
Orange Navigation Inc.	Marshall Islands	100%
Baytown Navigation Inc.	Marshall Islands	100%
Tyler Navigation Inc.	Marshall Islands	100%
Pasedena Navigation Inc.	Marshall Islands	100%
Sunray Navigation Inc.	Marshall Islands	100%
Nederland Navigation Inc.	Marshall Islands	100%
Lakeview Navigation Inc.	Marshall Islands	100%
Abilene Navigation Inc.	Marshall Islands	100%
Hamilton Navigation Inc.	Marshall Islands	100%
Lemannville Navigation Inc.	Marshall Islands	100%
Turneville Navigation Inc.	Marshall Islands	100%
Omega Management Inc.	Marshall Islands	100%
Omnicrom Holdings Ltd.	Marshall Islands	100%
Omega Navigation (USA) LLC	United States	100%
Fire Navigation Inc.	Marshall Islands	50%
Hurricane Navigation Inc.	Marshall Islands	50%
Ice Navigation Inc.	Marshall Islands	50%
Lightning Navigation Inc.	Marshall Islands	50%
Rain Navigation Inc.	Marshall Islands	50%